Exhibit 99.2

XERIS UNVEILS STRATEGY FOR LONG-TERM GROWTH AND VALUE CREATION AT
2025 ANALYST & INVESTOR DAY

Company to discuss long-range financial outlook and strategic roadmap for rapid and sustainable growth

CHICAGO, IL; June 3, 2025 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, will host its first-ever Analyst and Investor Day today to showcase its strategy for sustainable growth and value creation.

“We have built a strong foundation through innovation and a relentless commitment to improving patient lives. We will showcase how these achievements have positioned us to take the next bold step in our journey of growth and transformation. We are excited to share our vision for the future—one that builds on our successes, leverages our capabilities, and propels us toward making an even greater impact delivering meaningful solutions for patients," said John Shannon, Chief Executive Officer.

Path to Long Term Value Creation

•Proven track record of strong execution — successfully developed and launched a portfolio of products that address unmet medical needs.

•Recorlev® revenue acceleration has propelled Xeris to a pivotal inflection point, marking a new phase of expected growth.

•Financial strength enables self-funding of near- and long-term growth — driven by rapid revenue growth and disciplined capital management.

•XP-8121 has the potential to transform the treatment landscape for millions living with hypothyroidism, reinforcing the Company’s commitment to innovation.

Financial Guidance & Long-range Outlook

•2025 Guidance: The Company reaffirms total revenue in the range of $260 to $275 million and its commitment to remaining adjusted EBITDA positive going forward.

•2030 Outlook: The Company expects total revenue of approximately $750 million, reflecting growth across our current portfolio of products, with Recorlev® leading the way.

•2035 Outlook & Beyond: The Company anticipates Recorlev® annual net revenue of approximately $1 billion in 2035. XP-8121 peak net revenue is expected to be $1 to $3 billion.

2025 Analyst and Investor Day Event Details

The Company’s first in-person and virtual analyst and investor day in New York City on Tuesday, June 3, 2025, at 10:00 a.m. EDT. To access the live webcast of the event, please use this link: https://edge.media-server.com/mmc/p/e4niwx3r/.

A replay of the webcast, along with the related presentation materials, will be available on the "Events & Presentations" section of the Company's Investor Relations website following the conclusion of the event.

About Xeris
Xeris (Nasdaq: XERS) is a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia, and a gastrointestinal motility inhibitor when used during radiology exams as a diagnostic aid; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans and prospects for Xeris Biopharma Holdings, Inc., including statements regarding financial guidance for 2025, including its expected total revenue and commitment to remaining adjusted EBITDA positive, the outlook for 2030 and outlook for 2035 and beyond, including statements regarding total revenue, product growth, annual net revenue expected for Recorlev® and XP-8121, the market and therapeutic potential of its products and product candidates, including Recorlev and XP-8121, the ability to continue to demonstrate rapid revenue growth, sustained momentum across the portfolio and maintain disciplined execution of the Company's growth strategy, the beneficial impact on the lives of patients, including XP-8121’s potential to transform the treatment landscape for millions living with hypothyroidism, capital management enabling the self-funding of both near and long-term growth, and other statements containing the words “will,” “would,” “continue,” “expect,” “should,” “anticipate,” “new,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements, include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, and its collaborators’ ability to protect its intellectual property and proprietary technology, and general macroeconomic and geopolitical conditions, including the possibility of an economic downturn, changes in governmental priorities and resources, announced or implemented tariffs, and market volatility. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as subsequent filings with the U.S. Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Forward-looking statements in this communication are based on information available to management, as of the date of this communication and, while the Company believes its assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Xeris Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com

3